Exhibit 99.1

767 Fifth Avenue New York, NY 10153	News Contact: Investor Relations: Dennis D’Andrea (212) 572-4384 Media Relations: Alexandra Trower (212) 572-4430

ESTÉE LAUDER COMPANIES EXPECTS BETTER-THAN-ANTICIPATED

FIRST QUARTER RESULTS

 FINANCIAL RESULTS TO BE REPORTED ON OCTOBER 30, 2009

New York, NY, October 16, 2009 — The Estée Lauder Companies Inc. (NYSE: EL) today announced that as a result of better-than-anticipated net sales and cautious spending in the first fiscal quarter ended September 30, 2009, it now expects to report net earnings per share, before charges associated with restructuring activities, to be significantly higher than previous guidance.

The Company said that the improved net sales in the quarter reflected the strong sell-in of new product launches, continued strong growth in Asia, greater passenger traffic in the Company’s travel retail business and improved foreign currency translation.  The Company also benefited from earlier holiday shipments, which were previously anticipated to occur in the fiscal second quarter.  The lower spending versus plan reflected the Company’s measured approach to investing in light of the length and extent of the global economic downturn and the potential impact of the H1N1 virus.

The Company is committed to pursuing its long-term strategy.  However, despite the stronger-than-anticipated first quarter results, the Company remains cautious regarding the global economic climate and consumer spending throughout the year.  For the remainder of the fiscal year, it expects to accelerate investment spending above first quarter levels behind its brands and key priorities.  The Company said it expects to increase earnings per share guidance, before charges associated with restructuring activities, for the full fiscal year ending June 30, 2010, when it reports first quarter results later this month.

The Company will release fiscal 2010 first quarter financial results and host a conference call on Friday, October 30, 2009.  During the conference call and simultaneous webcast, which will begin at 9:30 a.m. (EDT), the Company will discuss the results, future prospects and recent corporate developments.  Interested parties may listen to the call by dialing (888) 294-4716.  International callers should dial (706) 902-0101.  The webcast will be accessible from the “Investor” section of the Company’s website, www.elcompanies.com, and will be archived on the site.

Forward-Looking Statements

The forward-looking statements in this press release, including those containing words like “expect,” “planned,” “may,” “could,” “anticipate,” “estimate,” “projected,” “forecasted,” involve risks and uncertainties.  Factors that could cause actual results to differ materially from those forward-looking statements include the following:

(1)                increased competitive activity from companies in the skin care, makeup, fragrance and hair care businesses, some of which have greater resources than the Company does;

(2)                the Company’s ability to develop, produce and market new products on which future operating results may depend and to successfully address challenges in the Company’s business;

(3)                consolidations, restructurings, bankruptcies and reorganizations in the retail industry causing a decrease in the number of stores that sell the Company’s products, an increase in the ownership concentration within the retail industry, ownership of retailers by the Company’s competitors and ownership of competitors by the Company’s customers that are retailers and our inability to collect receivables;

(4)                destocking and tighter working capital management by retailers;

(5)                the success, or changes in timing or scope, of new product launches and the success, or changes in the timing or scope, of advertising, sampling and merchandising programs;

(6)                shifts in the preferences of consumers as to where and how they shop for the types of products and services the Company sells;

(7)                social, political and economic risks to the Company’s foreign or domestic manufacturing, distribution and retail operations, including changes in foreign investment and trade policies and regulations of the host countries and of the United States;

(8)                changes in the laws, regulations and policies (including the interpretation and enforcement thereof) that affect, or will affect, the Company’s business, including those relating to its products, changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action the Company may take as a result;

(9)                foreign currency fluctuations affecting the Company’s results of operations and the value of its foreign assets, the relative prices at which the Company and its foreign competitors sell products in the same markets and the Company’s operating and manufacturing costs outside of the United States;

(10)          changes in global or local conditions, including those due to the volatility in the global credit and equity markets, natural or man-made disasters, real or perceived epidemics, or energy costs, that could affect consumer purchasing, the willingness or ability of consumers to travel and/or purchase the Company’s products while traveling, the financial strength of the Company’s customers, suppliers or other contract counterparties, the Company’s operations, the cost and availability of capital which the Company may need for new equipment, facilities or acquisitions, the returns that the Company is able to generate on its pension assets and the resulting impact on its funding obligations, the cost and availability of raw materials and the assumptions underlying the Company’s critical accounting estimates;

(11)          shipment delays, depletion of inventory and increased production costs resulting from disruptions of operations at any of the facilities that manufacture nearly all of the Company’s supply of a particular type of product (i.e., focus factories) or at the Company’s distribution or inventory centers, including disruptions that may be caused by the implementation of SAP as part of the Company’s Strategic Modernization Initiative or by restructurings;

(12)          real estate rates and availability, which may affect the Company’s ability to increase or maintain the number of retail locations at which the Company sells its products and the costs associated with the Company’s other facilities;

(13)          changes in product mix to products which are less profitable;

(14)          the Company’s ability to acquire, develop or implement new information and distribution technologies and initiatives on a timely basis and within the Company’s cost estimates;

(15)          the Company’s ability to capitalize on opportunities for improved efficiency, such as publicly announced restructuring and cost-savings initiatives, and to integrate acquired businesses and realize value therefrom;

(16)          consequences attributable to the events that are currently taking place in the Middle East, including terrorist attacks, retaliation and the threat of further attacks or retaliation;

(17)          the timing and impact of acquisitions and divestitures, which depend on willing sellers and buyers, respectively, and;

(18)          additional factors as described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

The Estée Lauder Companies Inc. is one of the world’s leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products.  The Company’s products are sold in over 140 countries and territories under the following brand names: Estée Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, M•A•C, Bobbi Brown, Tommy Hilfiger, Kiton, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, American Beauty, Flirt!, Good Skin™, Grassroots Research Labs, Sean John, Missoni, Daisy Fuentes, Tom Ford, Coach and Ojon.

An electronic version of this release can be found at the Company’s website, www.elcompanies.com.

# # #